Invitae Reports $123.7 Million in Revenue in First Quarter of 2022 and Extends Cash Runway

— Executing toward 2022 plan, generating near 20% revenue growth, with $885 million in ending cash*, an annualized burn reduction of greater than $100 million —
— Broad OPEX controls and portfolio optimization to decrease spend, extend runway through 2023—
— Company lays out path for continued industry-leading growth while achieving positive operating cash flow by end of 2025 —
— Technology Day investor forum to be held week of July 11, roadmap for the creation of a new category in healthcare —
— Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time —

SAN FRANCISCO, May 3, 2022 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the first quarter ended March 31, 2022.

“The power of personal health information, enabled by a new breed of patient and clinician workflow tools, further combined with real world data, is an immense opportunity to shape the future of medicine. And while the proof points supporting our model of enabling a new era in healthcare continue to materialize, we are in an exceptionally volatile period in our economy, one that demands that we as a company accelerate our drive for operational efficiency and sustainable operating cash flows.” said Sean George, Ph.D., co-founder and CEO of Invitae. “The Invitae team is resolute across the organization to execute and alter course where necessary. We communicated and exceeded our plan to reverse the cash burn trend in the business in the first quarter. Following that success, we are now taking more aggressive steps to accelerate our pathway to capital independence - continuing to drive revenue growth, stabilize operating expenses, optimize our portfolio, and invest in the most important strategic imperatives and near-term drivers of revenue and margin. We plan to substantially decrease our burn throughout this year and next, extending our cash runway through 2023. Invitae’s broad portfolio and scalable model enables us to begin driving further operating leverage and we look forward to updating you on our progress along the way.”
First Quarter 2022 Highlights
•Generated revenue of $123.7 million in the quarter, a 19.4% increase compared to $103.6 million in the first quarter of 2021. Q1 exit revenue trajectory tracking to annual revenue guidance.
•Cash, cash equivalents, restricted cash and marketable securities were $885 million as compared with $1.06 billion as of December 31, 2021. Cash burn was $169 million, achieving a $26 million reduction for the first quarter of 2022, or over $100 million on an annualized basis.
•Total active healthcare provider accounts in the first quarter of 2022 totaled 19,436, more than 31% growth over the first quarter of 2021.
•Active pharma and commercial partnerships grew to 206, an increase of approximately 72% over the first quarter of 2021, driving continued revenue growth from Invitae's data and data services platform to pharma, health system and software and services partners.
•Total patient population is more than 2.8 million with nearly 62% available for data sharing.
•Gross profit was $26.6 million, and non-GAAP gross profit was $45.2 million in the first quarter of this year.

*Includes cash, cash equivalents, restricted cash and marketable securities.

Total operating expense, which excludes cost of revenue, for the first quarter of 2022 was $239.8 million compared to $140.5 million in the prior year period. Compared to the fourth quarter of 2021, operating expense in the first quarter of 2022 decreased by $4.8 million while non-GAAP operating expense decreased by $6.7 million. Non-GAAP operating expense was $209.0 million in the first quarter of 2022 compared to $155.4 million in the prior year period.

Net loss for this year's first quarter was $181.9 million, or a $0.80 net loss per share, compared to $109.5 million, or a $0.56 net loss per share, for the first quarter of 2021. Non-GAAP net loss for the first quarter of 2022 was $177.4 million, or a $0.78 non-GAAP net loss per share.

At March 31, 2022, cash, cash equivalents, restricted cash and marketable securities totaled $885 million as compared with $1.06 billion as of December 31, 2021. Cash burn in this year's first quarter, including cash paid for acquisition related activities, was $169.3 million, a decrease of $26.3 million, or 13.5% from the fourth quarter of 2021.

Accelerated burn reduction to extend cash runway
Invitae is committed to reaching positive operating cash flow by the end of 2025 while driving industry-leading growth along the way. Building off of progress made to this year’s target of a $200+ million reduction in burn rate, the company will drive for additional reductions of $600 million over the next three years with continued OPEX controls, margin improvement, operating leverage and portfolio optimization. The result of these improvements is expected to push the current cash runway to the end of 2023 or beyond.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://www.incommglobalevents.com/registration/q4inc/10749/invitae/#39s-first-quarter-2022-financial-results-conference-call/

Upon registering, each participant will be provided with call details and a conference ID.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's vision and business model; the company’s future financial and operating results; the company’s expectations regarding future growth, reduction in burn rate and cash runway; and the company’s expectations regarding being operating cash flow positive, including steps to achieve the goal and the timing thereof. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s ability to successfully alter its course in response to events; the success of company’s efforts to achieve operational efficiency and sustainable operating cash flows, and decrease cash burn; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation; the company's ability to continue to grow its business, including internationally; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures
To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with the company's acquisitions, (4) adjustments to the fair value of acquisition-related assets and/or liabilities, including contingent consideration and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the company’s reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes changes in marketable securities. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.

In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$325,331	$923,250
Marketable securities	549,381	122,121
Accounts receivable	80,399	66,227
Inventory	43,457	33,516
Prepaid expenses and other current assets	32,037	33,691
Total current assets	1,030,605	1,178,805
Property and equipment, net	129,959	114,714
Operating lease assets	117,333	121,169
Restricted cash	10,275	10,275
Intangible assets, net	1,167,841	1,187,994
Goodwill	2,283,059	2,283,059
Other assets	28,693	23,551
Total assets	$4,767,765	$4,919,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$41,701	$21,127
Accrued liabilities	108,498	106,453
Operating lease obligations	12,301	12,359
Finance lease obligations	5,400	4,156
Total current liabilities	167,900	144,095
Operating lease obligations, net of current portion	121,849	124,369
Finance lease obligations, net of current portion	7,609	5,683
Debt	115,626	113,391
Convertible senior notes, net	1,465,786	1,464,138
Deferred tax liability	15,796	51,696
Other long-term liabilities	29,266	37,797
Total liabilities	1,923,832	1,941,169

Stockholders’ equity:
Common stock	23	23
Accumulated other comprehensive loss	(785)	(7)
Additional paid-in capital	4,749,402	4,701,230
Accumulated deficit	(1,904,707)	(1,722,848)
Total stockholders’ equity	2,843,933	2,978,398
Total liabilities and stockholders’ equity	$4,767,765	$4,919,567

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Test revenue	$119,497	$99,276
Other revenue	4,194	4,345
Total revenue	123,691	103,621
Cost of revenue	97,116	75,491
Research and development	128,236	80,358
Selling and marketing	60,144	51,240
General and administrative	51,274	72,517
Change in fair value of contingent consideration	154	(63,621)
Total costs and operating expenses	336,924	215,985
Loss from operations	(213,233)	(112,364)
Other income, net	10,439	4,465
Interest expense	(13,985)	(8,393)
Net loss before taxes	(216,779)	(116,292)
Income tax benefit	(34,920)	(6,800)
Net loss	$(181,859)	$(109,492)
Net loss per share, basic and diluted	$(0.80)	$(0.56)
Shares used in computing net loss per share, basic and diluted	228,470	194,000

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(181,859)	$(109,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,100	16,574
Stock-based compensation	46,822	58,775
Amortization of debt discount and issuance costs	3,883	2,735
Remeasurements of liabilities associated with business combinations	(9,849)	(66,999)
Benefit from income taxes	(34,920)	(6,800)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	1,660	2,959
Amortization of premiums and discounts on investment securities	570	1,549
Other	1,806	2,241
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(14,172)	2,814
Inventory	(9,941)	1,374
Prepaid expenses and other current assets	1,654	(11,237)
Other assets	(1,984)	811
Accounts payable	22,863	10,232
Accrued expenses and other long-term liabilities	(1,176)	4,944
Net cash used in operating activities	(147,543)	(89,520)
Cash flows from investing activities:
Purchases of marketable securities	(550,541)	(325,956)
Proceeds from maturities of marketable securities	121,933	74,763
Acquisition of businesses, net of cash acquired	—	(14,954)
Purchases of property and equipment	(20,848)	(6,431)
Other	—	(980)
Net cash used in investing activities	(449,456)	(273,558)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	—	434,263
Proceeds from issuance of common stock	425	2,551
Finance lease principal payments	(1,330)	(723)
Other	(15)	—
Net cash (used in) provided by financing activities	(920)	436,091
Net (decrease) increase in cash, cash equivalents and restricted cash	(597,919)	73,013
Cash, cash equivalents and restricted cash at beginning of period	933,525	131,480
Cash, cash equivalents and restricted cash at end of period	$335,606	$204,493

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$97,116	$75,491
Amortization of acquired intangible assets	(18,000)	(9,833)
Acquisition-related stock-based compensation	(132)	(934)
Acquisition-related post-combination expense	(504)	—
Fair value adjustments to acquisition-related assets	—	(1,574)
Non-GAAP cost of revenue	$78,480	$63,150

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$123,691	$103,621
Cost of revenue	97,116	75,491
Gross profit	26,575	28,130
Amortization of acquired intangible assets	18,000	9,833
Acquisition-related stock-based compensation	132	934
Acquisition-related post-combination expense	504	—
Fair value adjustments to acquisition-related assets	—	1,574
Non-GAAP gross profit	$45,211	$40,471

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Research and development	$128,236	$80,358
Amortization of acquired intangible assets	(530)	(530)
Acquisition-related stock-based compensation	(23,769)	(10,473)
Acquisition-related post-combination expense	(2,581)	(60)
Non-GAAP research and development	$101,356	$69,295

INVITAE CORPORATION
Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Selling and marketing	$60,144	$51,240
Amortization of acquired intangible assets	(1,624)	(1,692)
Acquisition-related stock-based compensation	(583)	(1,233)
Acquisition-related post-combination expense	—	(40)
Non-GAAP selling and marketing	$57,937	$48,275

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
General and administrative	$51,274	$72,517
Acquisition-related stock-based compensation	(1,572)	(30,974)
Acquisition-related post-combination expense	—	(3,742)
Non-GAAP general and administrative	$49,702	$37,801

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Research and development	$128,236	$80,358
Selling and marketing	60,144	51,240
General and administrative	51,274	72,517
Change in fair value of contingent consideration	154	(63,621)
Operating expense	239,808	140,494
Amortization of acquired intangible assets	(2,154)	(2,222)
Acquisition-related stock-based compensation	(25,924)	(42,680)
Acquisition-related post-combination expense	(2,581)	(3,842)
Fair value adjustments to acquisition-related liabilities	(154)	63,621
Non-GAAP operating expense	$208,995	$155,371

INVITAE CORPORATION
Reconciliation of Other Income, Net to Non-GAAP Other Income, Net
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Other income, net	$10,439	$4,465
Fair value adjustments to acquisition-related liabilities	(10,003)	(3,378)
Non-GAAP other income, net	$436	$1,087

Reconciliation of Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(181,859)	$(109,492)
Amortization of acquired intangible assets	20,154	12,055
Acquisition-related stock-based compensation	26,056	43,614
Acquisition-related post-combination expense	3,085	3,842
Fair value adjustments to acquisition-related assets and liabilities	(9,849)	(65,425)
Acquisition-related income tax benefit	(35,000)	(6,800)
Non-GAAP net loss	$(177,413)	$(122,206)

Net loss per share, basic and diluted	$(0.80)	$(0.56)
Non-GAAP net loss per share, basic and diluted	$(0.78)	$(0.63)
Shares used in computing net loss per share, basic and diluted	228,470	194,000

Reconciliation of Net Decrease in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

Three Months Ended
March 31, 2022
Net cash used in operating activities	$(147,543)
Net cash used in in investing activities	(449,456)
Net cash used in financing activities	(920)
Net decrease in cash, cash equivalents and restricted cash	(597,919)
Adjustments:
Net changes in investments	428,608
Cash burn	$(169,311)

Contact for Invitae:
Jack Finks
ir@invitae.com